Exhibit 99.2

Imperva Announces Second Quarter 2018 Financial Results

•	Subscription revenue of $36.5 million, up 30% year-over-year

•	Billings of $103.1 million, up 24% year-over-year

•	Total revenue of $84.8 million, up 14% year-over-year

•	Generated $13.8 million in operating cash flow and $13.2 million in free cash flow

•	GAAP operating loss of $(4.4) million; Non-GAAP operating income of $9.7 million

Redwood Shores, Calif. – July 26, 2018 – Imperva, Inc. (NASDAQ: IMPV), a leading global provider of best-in-class cybersecurity solutions on premises, in the cloud, and across hybrid environments, announced today financial results for the second quarter ended June 30, 2018.

“We made great progress this quarter in executing on our strategy. Our FlexProtect hybrid licensing program saw greater customer adoption, and Imperva remains well positioned to help customers with our hybrid capabilities as they transition from on-premise to the cloud,” stated Chris Hylen, President and Chief Executive Officer of Imperva. “This transition to the cloud and subscription licensing impacted our third quarter reported revenue but drove strong 30% year-over-year growth in deferred revenue. As a result we also delivered solid cash flow generation in the quarter.”

Imperva continues to invest in building world-class hybrid cloud experiences. Today the company announced it has entered into an agreement to acquire Prevoty. Prevoty complements current Imperva security offerings and extends its reach into the fast-growing DevOps market. Once closed, this acquisition will enable Imperva to have a comprehensive and compelling hybrid-cloud solution for the future of web application and data security.

Imperva will host a Financial Analyst and Investor Day on Thursday, November 15, 2018 in New York, New York.

Second Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $84.8 million, a year-over-year increase of 14%. Subscription revenue grew to $36.5 million, up 30% year-over-year. Total Services revenue was $65.6 million, a year-over-year increase of 21%.

•	Billings: Billings in the quarter was $103.1 million, a year-over-year increase of 24%.

•	Operating Income (Loss): GAAP operating loss was $(4.4) million for the second quarter, improved from a loss of $(4.6) million during the second quarter in 2017. Non~~-~~GAAP operating income for the second quarter was $9.7 million, up 34% from a non-GAAP operating income of $7.2 million during the same period in 2017.

•	Net Income (Loss): GAAP net loss was $(23.1) million, or $(0.66) per share based on 34.8 million weighted average diluted shares outstanding. GAAP net loss included a catch-up tax charge of approximately $18.8 million related to the previously disclosed Israeli tax provision. This compares to net loss of $(3.5) million, or $(0.10) per share based on 33.6 million weighted average diluted shares outstanding in the second quarter of 2017.

Non~~-~~GAAP net loss was $(9.0) million, or $(0.26) per share based on 34.8 million weighted average diluted shares outstanding. Non-GAAP net loss also included the catch-up tax charge related to the previously disclosed Israeli tax provision. This compares to a non~~-~~GAAP net income of $8.3 million, or $0.24 per share based on 34.2 million weighted average diluted shares outstanding in the second quarter of 2017.

•	Balance Sheet and Cash Flow: As of June 30, 2018, Imperva had cash, cash equivalents and investments of $394.5 million and no debt. Total deferred revenue was $174.7 million, an increase of 30% compared to $134.2 million as of June 30, 2017. Short-term deferred revenue of $128.5 million increased 21% compared to $106.3 million as of June 30, 2017.

The company generated $13.8 million in cash flow from operations, compared to $5.4 million in the second quarter of 2017. The company generated $13.2 million in free cash flow (cash flow from operations less capital expenditures) for the quarter, compared to $0.8 million during the second quarter of 2017.

As previously disclosed, the Company has adopted ASC 606 under the modified retrospective method effective January 1, 2018. The accounting impact on revenue, expenses and income has been provided in the tables included in this press release.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Operating Highlights

•	Imperva announced the release of Imperva Attack Analytics, which uses the power of artificial intelligence to provide actionable insights to our customers by helping security teams easily identify the attacks that pose the highest risk. Attack Analytics is now included in our FlexProtect for Apps license.

•	Imperva experienced strong uptake during the first full quarter of availability for its new subscription based FlexProtect for Data license. Customers now have the option of licensing both our App and Data security solutions in subscription form.

•	During the second quarter of 2018, Imperva booked 201 deals with a value over $100,000, an increase of 18% compared to 171 in the second quarter of 2017.

•	During the second quarter of 2018, Imperva added 139 new customers compared to 157 during the second quarter of 2017. Imperva now has over 6,200 customers in more than 100 countries around the world.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the second quarter ended June 30, 2018. To access the conference call, dial (888) 204-4368 for the U.S. or Canada or (323) 794-2423 with conference ID # 9816357. The webcast will be available live on the Investors section of the company website at www.imperva.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on July 26, 2018, until 8:59 p.m. Pacific Time on August 9, 2018, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode # 9816357. In addition, an archived webcast will be available on the Investors section of the company website at www.imperva.com.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP.

The non-GAAP financial measures used by Imperva include billings, or revenue plus the change in deferred revenue during the period plus any adjustment to the deferred revenue balance due to adoption of the new revenue recognition standard; free cash flow, or cash provided by operating activities less purchases of property and equipment; and historical and forward-looking non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic and diluted loss per share, and forward-looking non-GAAP gross margin. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses, amortization of purchased intangibles, restructuring and non-routine consulting expenses related to our restructuring and strategy, gain on sale of business, provision for income taxes on sale of business and the amount of legal settlements from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-routine items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Imperva does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, Imperva does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, acquisition- and disposition-related expenses and restructuring costs, which are inherently difficult to predict with reasonable accuracy. Stock-based compensation expense, for example, is difficult to estimate because it depends on the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, the company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the company’s outlook.

Forward-Looking Statements

This press release contains and the conference call will include forward-looking statements, including without limitation those regarding the company’s belief that it will be well positioned to help customers with its hybrid capabilities as customers transition from on-premise to the cloud; the company’s expectations regarding subscription demand, rate of adoption of its FlexProtect hybrid licensing program and its impact on product revenue, the transition of customers to the cloud, using the company’s hybrid capabilities to help customers as they transition from on-premise solutions to the cloud, benefits of the Prevoty acquisition and the combined vision to lead the world’s fight to keep data and applications safe from cyber criminals, product strategy initiatives, the company’s security as a service strategy and sales strategy, as well as our business outlook and expectations for the second quarter and full year 2018. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company’s sales expectations for its FlexProtect hybrid licensing program and for sales to large customers may not materialize in a particular quarter or at all; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; the company may not be unable to successfully integrate Prevoty; the company may have difficulty retaining key employees of Prevoty; the risk that our development and integration expenses are greater than we anticipate; customers may not accept, or may not demand, the capabilities of the combined companies to the degree that Imperva anticipates; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on May 9, 2018 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net revenue:
Products and license	$19,218	$20,012	$39,730	$39,590
Services	65,582	54,423	129,314	107,153

Total net revenue	84,800	74,435	169,044	146,743

Cost of revenue: (1) (4)
Products and license	1,364	1,823	3,638	3,755
Services	16,070	13,751	32,637	26,771

Total cost of revenue	17,434	15,574	36,275	30,526

Gross profit	67,366	58,861	132,769	116,217
Operating expenses: (1) (4)
Research and development	18,445	14,528	37,601	31,978
Sales and marketing (2)	40,516	36,388	80,047	73,512
General and administrative (3)	12,646	12,375	27,917	25,911
Restructuring charges	—	—	2,551	667
Amortization of acquired intangible assets	132	132	264	449

Total operating expenses	71,739	63,423	148,380	132,517

Loss from operations	(4,373)	(4,562)	(15,611)	(16,300)
Gain on sale of business	—	—	—	35,871
Other income, net	972	158	1,949	66

Income (loss) before provision for income taxes	(3,401)	(4,404)	(13,662)	19,637
Provision for income taxes (3)	19,658	(914)	19,178	44

Net (loss) income	$(23,059)	$(3,490)	$(32,840)	$19,593

Net (loss) income per share of common stock stockholders, basic	$(0.66)	$(0.10)	$(0.95)	$0.59

Net (loss) income per share of common stock stockholders, diluted	$(0.66)	$(0.10)	$(0.95)	$0.58

Shares used in computing earnings per share of common stock, basic	34,833	33,640	34,638	33,425

Shares used in computing earnings per share of common stock, diluted	34,833	33,640	34,638	33,984

(1) Stock-based compensation expense as included in above:
Cost of revenue	$1,396	$1,403	$2,717	$2,672
Research and development	2,500	2,560	4,945	7,328
Sales and marketing	3,731	3,700	7,045	7,166
General and administrative	3,686	3,844	11,243	7,276
Restructuring charges	—	—	—	675

Total stock-based compensation expense	$11,313	$11,507	$25,950	$25,117

(2) Non-routine consulting related to our restructuring and strategy as included in above:
Sales and marketing	$—	$—	$1,700	$—

(3) Acquisition related expense as included in above:
General and administrative	$240	$157	$240	$1,082
Provision for income taxes on sales of business	—	—	—	901

	$240	$157	$240	$1,983

(4) Legal Settlements
Cost of revenue	$120	$—	$120	$—
Research and development	—	—	—	—
Sales and marketing	$1,292	—	$1,292	—
General and administrative	$981	—	$981	—

	$2,393	$—	$2,393	$—

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209,194	$192,538
Short-term investments	185,278	166,993
Restricted cash	30	52
Accounts receivable, net	70,307	75,535
Deferred costs	5,765	—
Inventory	196	617
Prepaid expenses and other current assets	12,975	14,894

Total current assets	483,745	450,629
Property and equipment, net	22,740	25,407
Goodwill	36,389	36,389
Acquired intangible assets, net	2,920	3,184
Severance pay fund	5,950	6,554
Restricted cash	2,334	2,284
Deferred tax assets	1,017	2,022
Other assets including non-current deferred costs	19,393	1,593

TOTAL ASSETS	$574,488	$528,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,139	$5,869
Income taxes	10,015	319
Accrued compensation and benefits	22,668	22,913
Accrued and other current liabilities	13,970	11,098
Deferred revenue	128,519	126,174

Total current liabilities	180,311	166,373
Long-term accrued severance pay	7,346	7,238
Other non-current liabilities	12,264	6,253
Deferred revenue	46,132	33,081

TOTAL LIABILITIES	246,053	212,945

Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock	3	3
Additional paid-in capital	601,298	572,106
Accumulated deficit	(269,904)	(256,537)
Accumulated other comprehensive loss	(2,962)	(455)

TOTAL STOCKHOLDERS’ EQUITY	328,435	315,117

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$574,488	$528,062

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended June 30
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(32,840)	$19,593
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,196	4,943
Stock-based compensation	25,950	25,117
Amortization of deferred costs	2,311	—
Amortization of acquired intangibles	264	449
Amortization of premiums/accretion of discounts on short-term investments	130	(104)
Gain on sale of business	—	(35,871)
Other	769	(1,255)
Changes in operating assets and liabilities:
Accounts receivable, net	5,228	3,238
Inventory	351	192
Deferred costs	(10,106)	—
Prepaid expenses and other assets	1,487	(864)
Accounts payable	(695)	(1,901)
Income taxes	9,696	1,148
Accrued compensation and benefits	(245)	3,626
Accrued and other liabilities	7,157	1,842
Severance pay (net)	712	246
Deferred revenue	18,958	5,132
Deferred tax assets	1,005	(1,593)

Net cash provided by operating activities	36,328	23,938

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales/maturities of short-term investments	32,609	50,923
Purchase of short-term investments	(51,253)	(69,451)
Proceeds from sale of business	—	35,015
Net purchases of property and equipment	(3,443)	(6,546)

Net cash (used in) provided by investing activities	(22,087)	9,941

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of repurchases	9,995	11,725
Shares withheld for tax withholding on vesting of restricted stock units	(6,753)	(6,621)

Net cash provided by financing activities	3,242	5,104

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(799)	1,255

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	16,684	40,238
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	194,874	109,295

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$211,558	$149,533

IMPERVA, INC. AND SUBSIDIARIES

Topic 606 Adoption Financial Impact

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 30,2018			June 30,2018
	As reported	Adjustments	Balances without adoption of Topic 606	As reported	Adjustments	Balances without adoption of Topic 606
Net revenue:
Products and license	$19,218	$(2,776)	$16,442	$39,730	$(3,010)	$36,720

Services:
Subscriptions	36,484	(60)	36,424	71,438	26	71,464
Maintenance and Support	24,948	(440)	24,508	50,173	(1,398)	48,775
Professional services and training	4,150	124	4,274	7,703	186	7,889

Total services	65,582	(376)	65,206	129,314	(1,186)	128,128

Total net revenue	84,800	(3,152)	81,648	169,044	(4,196)	164,848

Operating expenses:
Sales and marketing	40,516	5,211	45,727	80,047	7,795	87,842

Loss from operations	(4,373)	(8,363)	(12,736)	(15,611)	(11,991)	(27,602)

Net loss	$(23,059)	$(8,363)	$(31,422)	$(32,840)	$(11,991)	$(44,831)

Net loss per share of common stock stockholders, basic and diluted	$(0.66)	$(0.24)	$(0.90)	$(0.95)	$(0.35)	$(1.29)

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2018	2017	2018	2017
GAAP operating loss	$(4,373)	$(4,562)	$(15,611)	$(16,300)
Plus:
Stock-based compensation expense	11,313	11,507	25,950	24,442
Acquisition- and disposition-related expense	240	157	240	1,082
Restructuring	—	—	2,551	667
Legal settlement	2,393	—	2,393	—
Non-routine consulting related to our restructuring and strategy	—	—	1,700	—
Amortization of purchased intangibles	132	132	264	449

Non-GAAP operating income	$9,705	$7,234	$17,487	$10,340

GAAP net income (loss)	$(23,059)	$(3,490)	$(32,840)	$19,593
Plus:
Stock-based compensation expense	11,313	11,507	25,950	24,442
Acquisition- and disposition-related expense	240	157	240	1,082
Restructuring	—	—	2,551	667
Non-routine consulting related to our restructuring and strategy	—	—	1,700	—
Legal settlement	2,393	—	2,393	—
Amortization of purchased intangibles	132	132	264	449
Gain on sale of business	—	—	—	(35,871)
Provision for income taxes on sale of business	—	—	—	901

Non-GAAP net income (loss)	$(8,981)	$8,306	$258	$11,263

Weighted average shares outstanding, basic	34,833	33,640	34,638	33,425

Weighted average shares outstanding, diluted	34,833	34,202	35,222	33,984

Non-GAAP net income (loss), basic	$(0.26)	$0.25	$0.01	$0.34

Non-GAAP net income (loss), diluted	$(0.26)	$0.24	$0.01	$0.33

IMPERVA, INC. AND SUBSIDIARIES

Billings

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Total revenue	$84,800	$74,435	$169,044	$146,743
Add: Change in deferred revenue	18,258	9,001	15,396	3,679
Deferred revenue adjustment due to adoption of the new revenue recognition standard	—	—	3,562	—

Billings	$103,058	$83,436	$188,002	$150,422

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of Free Cash Flow

(In thousands)

(Unaudited)

	Six months ended June 30
	2018	2017
Net cash provided by operating activities	$36,328	$23,938
Less:
Net purchases of property and equipment	(3,443)	(6,546)

Total free cash generated	$32,885	$17,392

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Acquisition and Disposition-related Expense, Gain on Sale of Business, and Provision for Income Taxes on Sale of Business. Imperva today announced plans to acquire Prevoty and during the first quarter of 2017 Imperva completed the sale of the Skyfence business. Imperva incurred legal, accounting, advisory and other transaction-related expense in connection with these transactions and excluded the associated acquisition and disposition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva also excluded the gain on the sale of the Skyfence business and the related tax effects given that such gain and the associated taxes are not representative of Imperva’s ongoing operations. Imperva does not acquire or dispose of businesses on a predictable cycle and the expenses, gains (if any) and the associated taxes from these transactions vary significantly and are unique to each transaction. Imperva records acquisition- and disposition-related expense as operating expense when incurred and the gain on sale of business and provision for income taxes associated with the sale were recorded at the time the Skyfence transaction closed. As a result, when they occur, these expenses, gains and taxes affect comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses, gains and taxes to facilitate the comparison of current period results with the results from prior periods.

Restructuring Charges. Imperva undertook a restructuring plan in the fourth quarter of 2016 and recorded additional restructuring charges in connection with the plan during the first quarter of 2017, substantially all of which were related to stock-based compensation expense associated with accelerated vesting of equity awards for certain terminated employees. In addition, Imperva undertook a restructuring plan in the first quarter of 2018, and recorded restructuring charges in connection therewith related to cash severance payments, as well as non-routine consulting expenses related to the restructuring and our strategy. In contrast to cost-reduction initiatives that are part of ongoing operations, the restructuring plans resulted in severance and consulting costs that we believe are not representative of ongoing operating costs. Because the restructuring plans were incremental to the operating activities of Imperva’s core business, Imperva has excluded the expense associated with the restructuring from its non-GAAP financial measures to facilitate the comparison of current period results with the results from prior periods.

Legal Settlements. During the second quarter of 2018, Imperva entered into an agreement in principle to settle two class action lawsuits and accrued the amounts of the settlements, which remain subject to court approvals, among other conditions prior to being funded. When planning and evaluating the performance of its consolidated results, Imperva does not consider the amount of legal settlements it was required to recognize in the second quarter of 2018 as representative of ongoing operating costs due to the unusual and one-time nature of the charges. Imperva will recognize charges related to in-period settlement activities for future periods, and does not expect to exclude such charges from its non-GAAP financial measures.

Billings. Imperva believes billings provide management and investors with important information about the health of the business particularly as sales of subscription and support services and related renewals grow.

Free Cash Flow. Imperva considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.

Investor Relations Contact Information

Sunil Shah

650.832.6852

IR@imperva.com

Sunil.Shah@imperva.com